WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                                BY COBALIS CORP.,
                              a Nevada Corporation

         The undersigned are the only members of, and, therefore, constitute, the entire Board of Directors of Cobalis Corp., a Nevada corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         WHEREAS, the Board of Directors of this Corporation met on February 10, 2005 and found it in the best interests of this Corporation to approve the issuance of certain shares of its $.001 par value ("Shares") to the individual indicated on Exhibit A as payment for the services rendered as specified, and that all these shares are to be registered pursuant to a Registration Statement on Form S-8;

         RESOLVED, this Corporation believes that, in accordance with that resolution by the Board of Directors regarding the issuance of the Shares, it is in the best interests of the Corporation and its shareholders to cause to be prepared a Registration Statement on Form S-8, pursuant to which the Corporation undertakes to register those shares of the Corporation's $.001 par value common stock, and that this Corporation shall therewith undertake the necessary actions to prepare and file with the Securities and Exchange Commission, a Registration Statement on Form S-8 and any required amendments for the registration of those Shares;

         RESOLVED, FURTHER, that the Corporation shall issue and deliver to this individual specified in Exhibit A, in accordance with the underlying agreement pertaining thereto, the certificates representing shares of the Corporation's $.001 par value common stock as noted; and, that this shareholder shall have all rights and privileges of shareholders of this Corporation, from this date forward, and that the shares so issued shall be fully paid and non-assessable, so that the consideration for such shares shall be the services received or to be rendered; and

         RESOLVED, FURTHER, the officers of this Corporation be, and hereby are, authorized, empowered and directed to take any and all action and shall enter into, execute and deliver any and all documents which those officers determine are necessary or appropriate to effectuate and carry out the intents and purposes of the resolutions specified in this Consent.

         THIS CONSENT is executed pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes in accordance with the By-Laws of the Corporation and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

Dated:  February 10, 2005
                           --------------------------------------------
                           Chaslav Radovich, Director

Dated:  February 10, 2005
                           --------------------------------------------
                           Kevin Prendiville, Director

Dated:  February 10, 2005
                           --------------------------------------------
                           Radul Radovich, Director

Dated:  February 10, 2005
                           --------------------------------------------
                           Ernest Armstrong, Director

Dated:  February 10, 2005
                           --------------------------------------------
                           Lawrence May, Director





                                    Exhibit A


------------------ ---------- -------------------------------------------------
    Recipient         Shares                 Services
------------------ ---------- -------------------------------------------------
Ryan Neely             5,000  Document formatting services (EDGARization)
------------------ ---------- -------------------------------------------------
Total Shares:          5,000
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